UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 5, 2005
NOBLE ENERGY, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-07964	73-0785597

(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

100 Glenborough, Suite 100 Houston, Texas	77067

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (281) 872-3100

(Former name, former address and former fiscal year, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 5, 2005, the board of directors of Noble Energy, Inc. (the “Company”) approved Amendment No. 1 to the Noble Energy, Inc. Non-Employee Director Fee Deferral Plan (the “Amendment”), which separates the portion of the plan applicable to non-employee director compensation earned prior to January 1, 2005 (the “Original Plan”) from the portion of the plan applicable to compensation earned after December 31, 2004 (the “New Plan”). The Amendment is effective as of January 1, 2005. Under the terms of these plans, non-employee directors may, during a specified period of time each year, elect to have all or any portion of their director fees deferred for future payment by the Company. The general purpose of these modifications is to conform the Company’s fee deferral program for non-employee directors to the requirements of Section 409A of the Internal Revenue Code.
     The Original Plan now provides that no deferrals may be made under that plan with respect to compensation earned by a non-employee director of the Company for services performed after December 31, 2004. Compensation for services performed after that date may be deferred by non-employee directors pursuant to the terms of the New Plan. In addition, the New Plan changes the plan year to a calendar year and provides newly appointed non-employee directors with an initial 30-day period during which they can make deferral elections. The description set forth herein of the material terms of the Original Plan and the New Plan is qualified in its entirety by reference to the full text of the Amendment and the New Plan, which are filed with this report as Exhibits 10.1 and 10.2, respectively.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibits are furnished as part of this current Report on Form 8-K:
10.1	Amendment No. 1 to the Noble Energy, Inc. Non-Employee Director Fee Deferral Plan, effective January 1, 2005.

10.2	Noble Energy, Inc. 2005 Non-Employee Director Fee Deferral Plan, effective January 1, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current Report to be signed on its behalf by the undersigned thereunto duly authorized.

NOBLE ENERGY, INC.
Date: December 8, 2005	By:	/s/ Arnold J. Johnson
Arnold J. Johnson
Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amendment No. 1 to the Noble Energy, Inc. Non-Employee Director Fee Deferral Plan, effective January 1, 2005.

10.2	Noble Energy, Inc. 2005 Non-Employee Director Fee Deferral Plan, effective January 1, 2005.